SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 4, 2005 (October 31, 2005)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois Delaware	1-15659 0-29311	74-2928353 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

As more fully discussed in Item 2.01 below, on October 31, 2005, Dynegy Inc. (“Dynegy”) and certain of its subsidiaries including Dynegy Holdings Inc. (“DHI”) completed the sale of all of Dynegy’s ownership interests in Dynegy Midstream Services, Limited Partnership (“DMSLP”) to Targa Resources, Inc., a Houston, Texas based company (“Targa”), and certain of its subsidiaries.

Amended Severance and Change in Control Plans. Prior to the closing of the sale of DMSLP, Dynegy amended on October 31, 2005 (i) the Dynegy Inc. Severance Pay Plan (the “Severance Plan); (ii) the First Supplemental Plan to the Dynegy Inc. Severance Pay Plan (which is Dynegy’s change in control plan and which is referred to herein as the “CIC Plan”); (iii) the Dynegy Inc. Executive Severance Pay Plan (the “Executive Severance Plan”); and (iv) the Second Supplement to the Dynegy Inc. Executive Severance Pay Plan (which is Dynegy’s executive change in control plan and which is referred to herein as the “Executive CIC Plan”).

The Severance Plan and the Executive Severance Plan were amended to terminate DMSLP’s participation in such plans by removing DMSLP as a participating employer. The CIC Plan and Executive CIC Plan were amended to clarify the continuing discretion of the Board of Directors (or the Compensation Committee thereof) to address stock options and related equity-based awards under Dynegy’s stock option plans in connection with a change in control of Dynegy. Those plans previously provided for full vesting of stock options and related equity-based awards for eligible employees upon an applicable change in control and for a specified option exercise period - generally, the lesser of five years and the original option term - following such change in control. The plan amendments clarify that such stock options remain subject to the discretion of the Board of Directors (or the Compensation Committee thereof), as provided under Dynegy’s stock option plans, to take such action as it deems appropriate in connection with or in contemplation of a change in control, including modifying, accelerating or cancelling stock options and, if applicable, making a cash payment in exchange for such options.

The foregoing description of the amendments to the Severance Plan, the CIC Plan, the Executive Severance Plan and the Executive CIC Plan do not purport to be complete and are qualified in their entirety by reference to the amended agreements attached hereto as exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Second Amended and Restated Credit Agreement. On October 31, 2005, DHI replaced its former $1.3 billion credit facility with a second amended and restated credit agreement (the “Amended and Restated Credit Facility”), comprised of (i) a $400 million letter of credit component and (ii) a $600 million revolving credit component. The Amended and Restated Credit Facility is collateralized with cash as well as other assets that were pledged under the previous credit facility, excluding those assets sold in connection with the sale of DMSLP, as DHI is required to post cash collateral in an amount equal to 103% of outstanding letters of credit and borrowings under the Amended and Restated Credit Facility. DHI will earn interest income on the cash on deposit in the cash collateral account.

A letter of credit fee is payable on the undrawn amount of each letter of credit outstanding at a percentage per annum equal to 0.50% of the undrawn amount. We also incur additional fees for issuing letters of credit. Amounts drawn on letters of credit issued pursuant to the facility, as well as borrowings under the revolving credit component of the facility, bear interest at a base rate plus 0.50% per annum. An unused commitment fee of 0.10% is payable on the unused portion of the Amended and Restated Credit Facility.

On October 31, 2005, DHI borrowed $600 million under the revolving credit component of the Amended and Restated Credit Facility to repay the term loan and accrued interest associated with the previous credit facility. The $600 million outstanding principal balance of the revolving credit component was paid in full on November 1, 2005 without a corresponding reduction in revolving credit commitments. As of the date hereof, approximately $306 million in letters of credit are outstanding but undrawn, and no revolving credit borrowings are outstanding, under the Amended and Restated Credit Facility.

The foregoing description of the Amended and Restated Credit Facility, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Facility attached hereto as exhibit 10.5.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2005, Dynegy and DHI completed the sale of their natural gas liquids business to Targa for $2.445 billion in cash. The transaction was effected through the sale of all of Dynegy’s and DHI’s ownership interests in DMSLP, which held their natural gas gathering and processing assets, as well as their natural gas liquids fractionation, terminalling, storage, transportation, distribution and marketing assets.

Dynegy received $2.35 billion in cash proceeds on October 31, 2005. Additionally, Targa assumed responsibility for approximately $47 million in letters of credit provided by Dynegy for the benefit of DMSLP, with the replacement of those letters of credit to occur within 90 days following the closing. By December 31, 2005, Dynegy expects to receive payment from Targa of a substantial majority of the balance of the sales proceeds, which represents its cash collateral related to the natural gas liquids business. The total amount of cash collateral, approximately $95 million, is lower than Dynegy’s August 2, 2005 estimate of $125 million primarily as a result of less cash collateral posted due to the business interruptions caused by the recent Gulf Coast hurricanes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

DHI entered into a Second Amended and Restated Credit Agreement on October 31, 2005, which is more fully described in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Unaudited pro forma condensed consolidated financial statements of Dynegy are attached hereto as Exhibit 99.1 and are incorporated herein by this reference.

(c)	Exhibits:

Exhibit No.	Document
10.1	First Amendment to the Dynegy Inc. Severance Pay Plan dated as of October 31, 2005.

10.2	First Amendment to the First Supplemental Plan to the Dynegy Inc. Severance Pay Plan dated as of October 31, 2005.

10.3	Second Amendment to the Dynegy Inc. Executive Severance Pay Plan dated as of October 31, 2005.

10.4	Third Amendment to the Second Supplement to the Dynegy Inc. Executive Severance Pay Plan dated as of October 31, 2005.

10.5	Second Amended and Restated Credit Agreement dated as of October 31, 2005 among Dynegy Holdings Inc., as Borrower, and Dynegy Inc., as Parent Guarantor.

99.1	Unaudited pro forma condensed consolidated financial statements of Dynegy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: November 4, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

DYNEGY HOLDINGS INC. (Registrant)

Dated: November 4, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
*10.1	First Amendment to the Dynegy Inc. Severance Pay Plan dated as of October 31, 2005.

*10.2	First Amendment to the First Supplemental Plan to the Dynegy Inc. Severance Pay Plan dated as of October 31, 2005.

*10.3	Second Amendment to the Dynegy Inc. Executive Severance Pay Plan dated as of October 31, 2005.

*10.4	Third Amendment to the Second Supplement to the Dynegy Inc. Executive Severance Pay Plan dated as of October 31, 2005.

*10.5	Second Amended and Restated Credit Agreement dated as of October 31, 2005 among Dynegy Holdings Inc., as Borrower, and Dynegy Inc., as Parent Guarantor.

*99.1	Unaudited pro forma condensed consolidated financial statements of Dynegy Inc.

*	Furnished herewith.